EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Results for the Fourth Quarter and Full Year 2022

Full Year 2022 Revenue $83.6 million; Net Loss $0.8 million, Core EBITDA1 $14.5 million

New Bank Partnership with First Carolina Bank (“FCB”) for Higher Education Business

New Two Year Servicing Agreement for Existing and Largest BaaS Partnership

Profit Enhancement Plan (“PEP”) with $15 million of Targeted 2023 Cost Savings

Radnor, PA, March 27, 2023 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies”, “BMTX”, “we”, or the “Company”), one of the largest digital banking platforms and banking-as-a-service (“BaaS”) providers in the country, today reported results for the three and twelve months ended December 31, 2022.

“We begin 2023 with a new bank partnership with FCB for our Higher Education business, a two-year renewal of our existing and largest BaaS partnership, and a new deposit servicing agreement with Customers Bank for our existing and largest BaaS partnership. The variable rate pricing structure of the new deposit servicing agreements with FCB and Customers Bank is expected to significantly improve our servicing fee outlook for 2023, and adding a new Durbin-exempt partner bank for the Higher Education business will significantly benefit our 2023 interchange revenues. In addition, and over the course of 2023, our previously announced PEP is expected to deliver an estimated $15 million of expense savings while maintaining an exceptional customer experience,” said Luvleen Sidhu, BMTX’s Chair, CEO, and Founder.

Sidhu continued, “2023 also brings us a strengthened leadership team that will allow BMTX to continue driving long-term growth as a lean, efficient, and innovative fintech with a strong focus on risk management. I am delighted to welcome Raj Singh as my partner and Co-CEO as we position BMTX for our next phase of growth. In his new role, Raj’s principal responsibilities will be to assist in driving revenue growth and implementing operating efficiencies to improve Company profitability. His addition builds on recent enhancements to the senior leadership team, including Jamie Donahue’s promotion to President and Jim Dullinger’s promotion to CFO. I look forward to working with our executive team as we continue to execute upon our plan for long-term shareholder value creation.”

FINANCIAL HIGHLIGHTS

●	Operating revenues for the year ended December 31, 2022 totaled $83.6 million.

●	Net loss for the year ended December 31, 2022 totaled $0.8 million or $(0.07) per diluted share including an $8.1 million non-cash gain on the revaluation of the private warrant liability.

●	Core earnings[1] for the year ended December 31, 2022 totaled $2.7 million, or $0.23 per diluted share.

●	Core EBITDA[1] for the year ended December 31, 2022 totaled $14.5 million.

●	Working capital increased $6.7 million to $19.1 million at December 31, 2022 from $12.4 million at December 31, 2021.

[1]	Metrics such as Core EBITDA and Core earnings are Non-GAAP measures which exclude certain items from or add certain items to the comparable GAAP measure; a reconciliation appears on pages 8 and 9 of this release.

BUSINESS HIGHLIGHTS

●	New Deposit Servicing Agreement with First Carolina Bank[2] for the Higher Education business.

●	New Deposit Servicing Agreement with Customers Bank[3] for our existing and largest BaaS partnership.

●	Both new Deposit Servicing Agreements provide variable rate servicing fees. At the current effective federal funds rate, the collective benefit of the variable rate servicing fee structure would result in a margin increase of more than 100 basis points on average serviced deposits as compared to the prior fixed rate servicing fee structure.

●	BMTX continues its collaboration with Helix by Q2 Holdings, Inc. (“Helix”) to provide embedded banking solutions for consumer brands, enhancing BMTX’s BaaS offering by combining our award-winning application development services, technology, and program management with Helix’s embedded finance platform and bank partnerships. We are working with Helix on a joint pipeline of BaaS opportunities.

●	Average serviced deposits totaled $1.8 billion for the year ended December 31, 2022.

●	Debit card spend totaled $2.9 billion for the year ended December 31, 2022.

●	Revenue per 90-day active account totaled $185 for the year ended December 31, 2022.

●	There were approximately 500 thousand new account sign-ups in 2022. In our Higher Education business, new checking account sign-ups improved 11% year over year.

FINANCIAL SUMMARY TABLE

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended Dec 31,		YoY Change
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021	$	%
Interchange & card revenue	$5,035	$5,325	$5,315	$6,643	$6,548	$22,318	$28,078	$(5,760)	(21)%
Servicing fees	6,931	10,163	13,295	14,192	13,331	44,581	45,105	(524)	(1)%
Account fees	2,120	2,110	2,207	2,555	2,695	8,992	10,543	(1,551)	(15)%
University fees	1,328	1,357	1,446	1,603	1,564	5,734	5,693	41	1%
Other revenue	270	903	745	54	1,121	1,972	5,286	(3,314)	(63)%
Total GAAP Operating Revenue	$15,684	$19,858	$23,008	$25,047	$25,259	$83,597	$94,705	$(11,108)	(12)%

GAAP Operating Expense	$23,254	$24,138	$23,377	$22,084	$24,354	$92,853	$89,039	$3,814	4%
Less: merger expense	—	—	(1)	(289)	(65)	(290)	(65)	(225)	346%
Less: non-cash equity compensation	(2,641)	(2,743)	(3,053)	(2,919)	(3,386)	(11,356)	(11,343)	(13)	—%
Less: depreciation and amortization	(3,004)	(2,995)	(3,030)	(3,073)	(3,105)	(12,102)	(11,959)	(143)	1%
Total Core Operating Expense	$17,609	$18,400	$17,293	$15,803	$17,798	$69,105	$65,672	$3,433	5%

Core EBITDA	$(1,925)	$1,458	$5,715	$9,244	$7,461	$14,492	$29,033	$(14,541)	(50)%
Core EBITDA Margin	(12)%	7%	25%	37%	30%	17%	31%	(13)%	(43)%

[2]	On March 16, 2023, we entered into a Deposit Servicing Agreement with FCB for the Higher Education deposits.
[3]	On March 22, 2023, we entered into a Deposit Servicing Agreement with Customers Bank, under which, and effective March 31, 2023, the Company will perform Customers Bank’s services, duties, and obligations for our existing and largest BaaS partnership

BUSINESS UPDATE

BMTX, a financial technology company, is in the business of providing state-of-the-art technologies to attract and serve millions of Americans and provide them access to superior banking experiences. It continues to invest in its low-cost acquisition model and proprietary Application Programming Interface (“API”) platform to offer a full suite of financial services products. The Company operates principally in the Higher Education and BaaS verticals.

Higher Education

During 2022, the Company retained 99% of its Higher Education institutional customers and disbursed over $12 billion in refunds to students. BMTX signed agreements with 11 new colleges and universities in 2022, providing over 60,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account. The Company continues to identify ways to create an even better banking experience for its student customer base to ensure it provides them with the best offering and creates customers for life. New Higher Education checking account sign-ups in 2022 increased by 11% year over year.

On March 16, 2023, the Company entered into a Deposit Servicing Agreement (the “FCB Deposit Servicing Agreement”) with FCB, a North Carolina chartered, non-member community bank, which provides that FCB will establish and maintain deposit accounts and provide other banking services in connection with customized products and services offered by the Company to its Higher Education customers. The FCB Deposit Servicing Agreement has an initial term of four years, is subject to regulatory approval, and provides variable rate servicing fees, which at the current effective federal funds rate, will result in a margin increase to the Company of more than 100 basis points on average serviced deposits as compared to the prior fixed rate servicing fee structure. In addition, FCB is Durbin-exempt, which provides significantly improved interchange fees under the FCB Deposit Servicing Agreement.

BaaS

In the Company’s BaaS vertical, our API platform design allows clients to consult and collaborate with BMTX as they create, implement, and execute their embedded finance vision. Our proprietary and flexible platform enables BMTX to go to market quickly, integrate with partners easily, and add features well ahead of our competition.

The Company continues to develop an active pipeline of prospective new BaaS clients to offer a suite of financial services products through our proprietary technology stack. During Q4 2022, it was determined to not move forward with the planned launch strategy announced earlier in 2022 for a significant new BaaS partner.

Also during Q4 2022, the Company entered into a collaboration with Helix to provide embedded banking solutions for consumer brands by combining BMTX’s award-winning application development services, technology, and program management with Helix’s embedded finance platform, network of partner banks, and strong BaaS pipeline given its large, global sales team. Together, BMTX and Helix provide the most comprehensive BaaS solution available on the market today, increasing our pipeline and new business opportunities, and most importantly, servicing our partners even better.

As it relates to portfolio metrics, annualized debit card spend for highly active BaaS users (those with both direct deposit and a minimum of five customer driven transactions per month) was approximately $17,700 and average deposit balance per account was approximately $3,200 in Q4 2022. This very attractive cohort makes up approximately 20% of active accounts at December 31, 2022, as compared to 18% in the year-ago period. BaaS total debit card spend increased 1% in 2022 as compared to the prior year. BaaS average serviced deposits totaled $1.2 billion for the year ended December 31, 2022, up 19% from 2021.

On March 22, 2023, the Company entered into a second Deposit Servicing Agreement with Customers Bank in connection with the two year extension of our existing and largest BaaS partnership. The Deposit Servicing Agreement provides variable rate servicing fees, which at the current effective federal funds rate, will result in a margin increase to the Company of more than 100 basis points on average serviced deposits as compared to the prior fixed rate servicing fee structure.

Profit Enhancement Plan

The Company committed to a targeted PEP on January 26, 2023 that it expects will deliver approximately $15 million of savings in 2023. We are actively focused on the execution of our PEP, and are currently on target with approximately $7 million of annualized savings realized during Q1 2023, primarily related to headcount. The Company is concurrently implementing multiple operational efficiency improvements throughout its business operations to yield additional expected savings. The charges to achieve the projected annual savings remain within the previously announced range of $1.5 million to $3 million.

2023 FINANCIAL OUTLOOK

Core EBITDA1 results for the first half of 2023 are expected to be in-line with the second half of 2022. Significant improvement is expected in the second half of 2023 once the effect of the new variable rate servicing fees, Durbin-exempt interchange fees, and expense savings from the PEP begin to be fully realized. For full year 2023, the Company estimates Core EBITDA1 of approximately $14 million. In addition, the Company expects to generate positive free cash flow in the second half of 2023 for which we will evaluate strategic opportunities to utilize and increase shareholder value. The Company will provide updates to its 2023 financial outlook in its future earnings releases, particularly as it relates to business execution and the regulatory approval process for the anticipated transition of our Higher Education deposits from Customers Bank to FCB.

The Company has not reconciled the forward-looking non-GAAP measure above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

EARNINGS WEBCAST

The Company will host a conference call and webcast on Monday, March 27, 2023, at 5:00 pm ET to discuss fourth quarter and full year 2022 results. The webcast can be accessed via the Company’s investor relations site (ir.bmtxinc.com) by clicking on “Events & Presentations”, then “Events Calendar,” and following the link under “Upcoming Events;” or directly at Q4 2022 Earnings Webcast. A replay will be available following the call.

An updated version of BMTX’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

Contact Information

Investors:

Jim Dullinger, Chief Financial Officer

BM Technologies, Inc.

484.985.2604

jdullinger@bmtx.com

Media Inquiries:

Brigit Hennaman

Rubenstein Public Relations, Inc.

212.805.3005

bhennaman@rubensteinpr.com

ABOUT BM TECHNOLOGIES, INC.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release, include the expected cost savings from the PEP, the expected margin improvement on servicing fees, and our 2023 Financial Outlook. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners and BasS partners. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. BMTX qualifies all forward-looking statements by these cautionary statements.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(amounts in thousands, except per share data)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2022	2022	2022	2022	2021	2022	2021
Operating revenues:
Interchange and card revenue	$5,035	$5,325	$5,315	$6,643	$6,548	$22,318	$28,078
Servicing fees	6,931	10,163	13,295	14,192	13,331	44,581	45,105
Account fees	2,120	2,110	2,207	2,555	2,695	8,992	10,543
University fees	1,328	1,357	1,446	1,603	1,564	5,734	5,693
Other revenue	270	903	745	54	1,121	1,972	5,286
Total operating revenues	15,684	19,858	23,008	25,047	25,259	83,597	94,705
Operating expenses:
Technology, communication, and processing	7,230	7,731	7,297	6,918	7,434	29,176	29,338
Salaries and employee benefits	9,231	10,773	10,440	9,482	10,781	39,926	38,036
Professional services	3,501	2,454	2,420	2,372	3,037	10,747	10,395
Provision for operating losses	1,793	1,564	1,839	1,602	1,622	6,798	5,419
Occupancy	187	160	368	307	83	1,022	949
Customer related supplies	218	225	221	230	340	894	1,815
Advertising and promotion	302	242	84	113	162	741	654
Merger and acquisition related expenses	—	—	1	289	65	290	65
Other expense	792	989	707	771	830	3,259	2,368
Total operating expenses	23,254	24,138	23,377	22,084	24,354	92,853	89,039
Income (loss) from operations	(7,570)	(4,280)	(369)	2,963	905	(9,256)	5,666
Non-operating expenses:
Gain (loss) on fair value of private warrant liability	1,151	(1,369)	5,640	2,644	(764)	8,066	17,225
Interest expense	—	—	—	—	—	—	(96)
(Loss) income before income tax expense	(6,419)	(5,649)	5,271	5,607	141	(1,190)	22,795
Income tax (benefit) expense	(2,234)	(729)	909	1,643	1,491	(411)	5,752
Net (loss) income	$(4,185)	$(4,920)	$4,362	$3,964	$(1,350)	$(779)	$17,043

Weighted average number of shares outstanding - basic	11,942	11,995	11,944	11,955	11,851	11,942	11,851
Weighted average number of shares outstanding - diluted	11,942	11,995	12,600	12,563	11,939	11,942	11,939

Net Income (loss) per share - basic	$(0.35)	$(0.41)	$0.37	$0.33	$(0.11)	$(0.07)	$1.44
Net Income (loss) per share - diluted	$(0.35)	$(0.41)	$0.35	$0.32	$(0.11)	$(0.07)	$1.43

BM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS — UNAUDITED

(amounts in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
ASSETS
Cash and cash equivalents	$21,108	$26,433	$32,484	$30,554	$25,704
Accounts receivable, net	8,260	8,614	7,081	10,199	9,194
Prepaid expenses and other assets	9,076	6,951	3,627	2,589	2,099
Total current assets	38,444	41,998	43,192	43,342	36,997
Premises and equipment, net	508	575	441	416	346
Developed software, net	22,324	24,025	25,997	27,669	28,593
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	4,429	4,509	4,589	4,669	4,749
Other assets	72	—	53	316	398
Total assets	$71,036	$76,366	$79,531	$81,671	$76,342
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$12,684	$10,503	$8,681	$8,772	$6,947
Taxes payable	—	—	—	3,137	1,807
Current portion of operating lease liabilities	—	—	56	236	416
Deferred revenue, current	6,647	11,262	15,323	15,774	15,387
Total current liabilities	19,331	21,765	24,060	27,919	24,557
Non-current liabilities:
Deferred revenue, non-current	—	2	64	120	190
Liability for private warrants	2,847	3,997	2,628	8,268	13,614
Total liabilities	$22,178	$25,764	$26,752	$36,307	$38,361
Commitments and contingencies
Shareholders’ equity:
Preferred stock	$—	$—	$—	$—	$—
Common stock	1	1	1	1	1
Additional paid-in capital	72,342	69,901	67,158	64,105	60,686
Accumulated deficit	(23,485)	(19,300)	(14,380)	(18,742)	(22,706)
Total shareholders’ equity	48,858	50,602	52,779	45,364	37,981
Total liabilities and shareholders’ equity	$71,036	$76,366	$79,531	$81,671	$76,342

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”), and as such, are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including merger expenses, fair value mark to market income or expense associated with certain warrants, and non-cash share based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2022	2022	2022	2022	2021	2022	2021
GAAP total expenses	$23,254	$24,138	$23,377	$22,084	$24,354	$92,853	$89,039
Less: merger expenses	—	—	(1)	(289)	(65)	(290)	(65)
Less: non-cash equity compensation	(2,641)	(2,743)	(3,053)	(2,919)	(3,386)	(11,356)	(11,343)
Core Operating Expenses inc Dep and Amort	$20,613	$21,395	$20,323	$18,876	$20,903	$81,207	$77,631
Less: depreciation and amortization	3,004	2,995	3,030	3,073	3,105	12,102	11,959
Core Operating Expenses ex. Dep and Amort	$17,609	$18,400	$17,293	$15,803	$17,798	$69,105	$65,672

Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss) (in thousands, except per share data)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2022	2022	2022	2022	2021	2022	2021
GAAP net income (loss)	$(4,185)	$(4,920)	$4,362	$3,964	$(1,350)	$(779)	$17,043
Add: loss (gain) on FV of private warrant liability	(1,151)	1,369	(5,640)	(2,644)	764	(8,066)	(17,225)
Add: merger expenses	—	—	1	289	65	290	65
Add: non-cash equity compensation	2,641	2,743	3,053	2,919	3,386	11,356	11,343
Less: tax (@ 27%) on taxable non-core items	—	—	—	(78)	(18)	(78)	(18)
Core net income (loss)	$(2,695)	$(808)	$1,776	$4,450	$2,847	$2,723	$11,208
Core diluted shares	11,942	11,995	12,600	12,563	11,939	11,942	11,939
Core diluted earnings (loss) per share	$(0.23)	$(0.07)	$0.14	$0.35	$0.24	$0.23	$0.94
GAAP diluted earnings (loss) per share	$(0.35)	$(0.41)	$0.35	$0.32	$(0.11)	$(0.07)	$1.43

Reconciliation - GAAP Net Income (Loss) to Core EBITDA (in thousands)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2022	2022	2022	2022	2021	2022	2021
GAAP net income (loss)	$(4,185)	$(4,920)	$4,362	$3,964	$(1,350)	$(779)	$17,043
Add: loss (gain) on FV of private warrant liability	(1,151)	1,369	(5,640)	(2,644)	764	(8,066)	(17,225)
Add: depreciation and amortization	3,004	2,995	3,030	3,073	3,105	12,102	11,959
Add: interest	—	—	—	—	—	—	96
Add: taxes	(2,234)	(729)	909	1,643	1,491	(411)	5,752
Add: merger expenses	—	—	1	289	65	290	65
Add: non-cash equity compensation	2,641	2,743	3,053	2,919	3,386	11,356	11,343
Core EBITDA	$(1,925)	$1,458	$5,715	$9,244	$7,461	$14,492	$29,033

Key Performance Metrics

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,		YoY Change
	2022	2022	2022	2022	2021	2022	2021	$	%
Debit card POS spend ($ millions)
Higher education	$517	$524	$524	$666	$623	$2,231	$2,636	$(405)	(15)%
BaaS	162	158	158	153	154	631	622	9	1%
Total POS spend	$679	$683	$682	$819	$777	$2,862	$3,258	$(396)	(12)%

Serviced deposits ($ millions)
Higher education	$369	$603	$444	$632	$459	$369	$459	$(90)	(20)%
BaaS	765	967	1,349	1,553	1,382	765	1,382	(617)	(45)%
Total Ending Deposits	$1,134	$1,570	$1,793	$2,185	$1,841	$1,134	$1,841	$(707)	(38)%

Higher education	$483	$482	$513	$656	$598	$533	$598	$(65)	(11)%
BaaS	874	1,133	1,503	1,456	1,336	1,239	1,045	194	19%
Total Average Deposits	$1,357	$1,615	$2,016	$2,112	$1,934	$1,772	$1,643	$129	8%

Higher Education Metrics
Higher education retention	98.1%	98.7%	98.5%	99.0%	99.0%	98.7%	99.0%	(0.3)%	—%
FAR(1) disbursement amount ($B)	$1.9	$3.4	$2.0	$4.9	$2.9	$12.2	$13.5	$(1.3)	(10)%
Organic deposits(2) ($M)	$398	$410	$419	$507	$511	$1,734	$2,196	$(462)	(21)%

(1)	FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2)	Organic Deposits are all deposits excluding any funds disbursed directly from the school.